Exhibit 5.1

DLA Piper (Canada) LLP Suite 6000, 1 First Canadian Place PO Box 367, 100 King St W Toronto ON M5X 1E2 www.dlapiper.com

October 21, 2020

Acreage Holdings, Inc.

366 Madison Avenue, 11th Floor

New York, New York, 10017

Dear Sirs/Mesdames

Re: Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as British Columbia and Ontario counsel to Acreage Holdings, Inc., a British Columbia company (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of: (A) the offer and sale by the Company from time to time of: (i) up to U.S.$300,000,000 aggregate offering price of (a)  Class E subordinate voting shares, without par value (“Fixed Shares”), (b) Class D subordinate voting shares, without par value (the “Floating Shares”), (c) debt securities of the Company (the “Debt Securities”) which may be issued in one or more series under an indenture proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, (d) warrants to purchase Fixed Shares or Floating Shares  (the “Warrants”), (e) subscription receipts for Fixed Shares, Floating Shares or Warrants (the “Subscription Receipts”) and (f) units comprising one or more Fixed Shares, Floating Shares, Debt Securities, Warrants or Subscription Receipts in any combination (the “Units”) (the Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts and Units are collectively referred to herein as the “Securities”), which Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement; (B) the offer and sale by the Company of 4,259,633 Fixed Shares underlying warrants (exercisable at U.S.$4.00) and 1,825,556 Floating Shares underlying warrants (exercisable at U.S.$4.00), in each case previously issued pursuant to a separate prospectus contained in the registration statement; and (C) the resale of (i)  156,799 Fixed Shares and 67,199 Floating Shares; and (D) the sale by Acreage Holdings America, Inc.  of 589,165 Fixed Shares and 252,499 Floating Shares, each pursuant to separate prospectuses contained in the registration statement.

In rendering the opinion stated herein, we have examined and relied upon the Registration Statement. We have also examined such documents and considered such questions of law as we have considered necessary in order to render our opinions expressed below. In rendering our opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had (or have at the relevant time) the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been (or will be at the relevant time) duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are (or will be at the relevant time) the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

For purposes of our opinions expressed below, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if necessary, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Fixed Shares, Floating Shares, Debt Securities, Warrants to purchase Fixed Shares, Floating Shares, Units comprised of, in whole or in part, Debt Securities convertible into Fixed Shares, Floating Shares or Subscription Receipts for, in whole or in part, Fixed Shares or Floating Shares, and as of the date of the issuance of any Fixed Shares or Floating Shares, as applicable, issuable upon conversion of Debt Securities, exercise of Warrants or Subscription Receipts, there will be sufficient Fixed Shares and Floating Shares, as applicable, authorized and unissued under the Company’s then operative Notice of Articles (the “Notice of Articles”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of British Columbia, and will have the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Notice of Articles and then operative Articles of the Company (the “Articles” and collectively with the Notice of Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any Warrant Indenture (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) will have been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (j) the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be governed by Ontario law, and (k) that the issuance, terms, execution and delivery of the Securities (i) will not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have undertaken no independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Whenever our opinions expressed below refer to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, we mean that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. We express no opinion as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

(1)	With respect to Fixed Shares offered and/or to be resold under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Fixed Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the amount of such consideration set by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board of Directors, or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved and executed by the Company, for the consideration approved by the Company (in an amount not less than such consideration set by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect), such Fixed Shares will be duly authorized, validly issued, fully paid and non-assessable.

(2)	With respect to Floating Shares offered and/or to be resold under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Floating Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the amount of such consideration set by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board of Directors, or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved and executed by the Company, for the consideration approved by the Company (in an amount not less than such consideration set by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect), such Floating Shares will be duly authorized, validly issued, fully paid and non-assessable.

(3)	With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a Warrant Indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company and a Warrant trustee or agent in respect of the Warrants in accordance with applicable law, and (c) the certificates representing the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)	With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)	With respect to Units, assuming that (a) any Fixed Shares that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph 1 above, (b) any Floating Shares that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph 2 above, (c) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (d) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, (e) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 5 above, and (f) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment in respect thereof in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed herein are subject to the following qualifications:

(a)	the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)	we express no opinion as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)	we express no opinion as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)	we express no opinion with respect to rights to indemnity and contribution;

(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)	the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)	a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(h)	the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

The foregoing opinions are limited to the laws of the Provinces of British Columbia and Ontario, and the federal laws of Canada applicable therein on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

Notwithstanding the foregoing, we hereby consent to the filing hereof as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ DLA Piper (Canada) LLP